Exhibit 99.1

Donaldson Company Reports Record Fiscal Third Quarter 2022 Earnings

Third quarter 2022 sales increased 11.5% from 2021 to a quarterly record of $853.2 million
GAAP EPS were $0.67 compared with $0.66 in 2021
Donaldson increases fiscal 2022 sales guidance and narrows EPS range

MINNEAPOLIS (June 1, 2022) — Donaldson Company, Inc. (NYSE: DCI) (Donaldson or the Company) today reported third quarter 2022 net earnings of $83.0 million, a decrease of 1.8% from $84.4 million in 2021. Earnings per share (EPS)1 for the third quarter 2022 increased to $0.67 from $0.66.

“Our record third quarter sales were driven by pricing actions offsetting persistent inflation, as well as continued high levels of demand,” said Tod Carpenter, chairman, president and chief executive officer. “Undeterred by the macro challenges, our team maintained a strong commitment to providing technology-led filtration to customers as global demand for our products and services remained at record highs.

“Looking ahead, we anticipate ongoing inflation and supply chain constraints. However, the successful execution of pricing actions by the Donaldson team throughout this fiscal year is expected to drive fourth quarter sequential sales and gross margin improvement. As we close out the year, we remain focused on delivering on our customer commitments, implementing pricing actions to offset cost pressures and investing for the future.”
1 All earnings per share figures refer to diluted earnings per share.

Donaldson Company Reports Fiscal Third Quarter 2022 Earnings - Page 2 of 5
Operating Results

Third quarter 2022 sales increased 11.5% to $853.2 million from $765.0 million in 2021, including a negative impact of 2.9 percentage points from currency translation.

	Three Months Ended		Nine Months Ended
	April 30, 2022		April 30, 2022
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change
Engine Products segment
Off-Road	13.0%	17.6%	24.8%	28.0%
On-Road	(9.0)	(6.9)	(4.1)	(2.5)
Aftermarket	14.5	16.7	17.6	18.9
Aerospace and Defense	29.2	32.1	27.2	29.1
Total Engine Products segment	13.2	15.8	17.7	19.3

Industrial Products segment
Industrial Filtration Solutions	9.1	12.5	14.7	16.5
Gas Turbine Systems	19.4	20.9	6.6	7.3
Special Applications	(3.6)	1.3	9.5	13.3
Total Industrial Products segment	7.8	11.2	12.8	14.9
Total Company	11.5%	14.4%	16.1%	17.9%

Third quarter 2022 sales in the Engine Products segment (Engine) increased 13.2%, as robust sales in Aerospace and Defense, Aftermarket, and Off-Road were partially offset by a decrease in On-Road. Aerospace and Defense sales increased 29.2% compared with 2021 with stronger end-market conditions in the commercial aerospace industry driving results. Aftermarket sales rose 14.5% as strong levels of overall end-market demand continued. Off-Road sales increased 13.0% versus the prior year with equipment production remaining high in all regions except China. Exhaust and Emissions program wins in Europe also contributed to Off-Road sales growth. Third quarter 2022 On-Road sales decreased 9.0% year over year, as global supply chain challenges, including chip shortages, and the discontinuation of a low margin product line in the U.S. negatively impacted results.

Third quarter Industrial Products segment (Industrial) sales rose 7.8%, led by Gas Turbine Systems (GTS) and Industrial Filtration Solutions (IFS). GTS sales increased 19.4% versus the prior year due to higher new equipment sales in EMEA and the U.S. IFS sales growth of 9.1% was the result of overall strength in the industrial dust collection business and double-digit growth in Process Filtration sales. Special Applications sales declined 3.6% compared with 2021. Within Special Applications, Disk Drive sales were negatively impacted by the COVID-19 shutdown in China.

Donaldson Company Reports Fiscal Third Quarter 2022 Earnings - Page 3 of 5
Third quarter 2022 operating income as a percentage of sales (operating margin) decreased to 13.0% from 14.3% in 2021. Gross margin decreased to 31.5% from 33.7% in the prior year as inflation headwinds from raw materials, freight, energy and labor costs persisted.

Third quarter 2022 operating expenses as a percentage of sales were 18.5%, an improvement from 19.4% in 2021 due to leverage on higher sales.

Third quarter 2022 interest expense was $3.8 million compared with $3.2 million in the prior year. Other income, net was favorable by $0.6 million versus the prior year. Third quarter 2022 effective tax rate increased to 25.4% from 23.9% in 2021 due to a reduction in net discrete tax benefits.

Year to date, the Company has paid $81.8 million in dividends and repurchased approximately 2% of its outstanding shares for $153.7 million.

Conflict in Eastern Europe

In the third quarter, Donaldson took the following actions in response to the events that unfolded in Ukraine:

1.Complied with all sanctions, including those from the European Union, Great Britain and the United States

2.Ceased direct product shipments into Russia and Belarus

Updated Fiscal 2022 Outlook

Fiscal 2022 sales are expected to increase 14.5% to 16.5% over prior year, up from previous guidance of 11% to 15%, and driven primarily by strength in Engine sales. Currency translation is forecast to negatively impact sales by approximately 3%. Fiscal 2022 generally accepted accounting principles (GAAP) EPS is now expected to be between $2.67 and $2.73, versus a previous range of between $2.66 and $2.76. GAAP and adjusted EPS2 in 2021 were $2.24 and $2.32, respectively.

2 Adjusted earnings per share is a non-GAAP financial measure that excludes the impact of certain items not related to ongoing operations.

Donaldson Company Reports Fiscal Third Quarter 2022 Earnings - Page 4 of 5
Fiscal 2022 Engine sales are projected to increase between 16% and 18% compared with 2021, and versus previous guidance of a 12% to 16% increase. Better-than-expected third quarter performance in Off-Road and Aftermarket, combined with pricing actions across all business units drove the overall outlook improvement.

Donaldson Fiscal 2022 Full Year Sales Guidance Ranges
Engine Products Segment	Current Guidance (June 1, 2022)	Previous Guidance (March 2, 2022)
Off-Road	‘ + mid twenties	‘ + high teens
On-Road	‘ - low single-digits (no change)	‘‘ - low single-digits
Aftermarket	‘ + high teens	‘ + mid teens
Aerospace and Defense	‘ + low twenties (no change)	‘ + low twenties
Total Engine Products segment	‘ + 16% to 18%	‘ + 12% to 16%

Fiscal 2022 Industrial sales are expected to increase between 10% and 12% compared with 2021, narrowed from 9% to 13% previously.

Donaldson Fiscal 2022 Full Year Sales Guidance Ranges
Industrial Products Segment	Current Guidance (June 1, 2022)	Previous Guidance (March 2, 2022)
Industrial Filtration Solutions	‘ + low double-digits (no change)	‘ + low double-digits
Gas Turbine Systems	‘ + high single-digits (no change)	‘ + high single-digits
Special Applications	‘ + mid single-digits (no change)	‘+ mid single-digits
Total Industrial Products segment	‘ + 10% to 12%	‘ + 9% to 13%

Fiscal 2022 gross margin is expected to be down between 1.5 and 2.0 percentage points, compared with 2021 and versus the previous forecast of a decrease of 1.0 to 1.5 percentage points. Weaker-than-expected third quarter gross margin results drove the revised full-year outlook.

Fiscal 2022 operating margin is forecast to be between 13.5% and 13.9% compared with previous guidance of 14.0% to 14.4%. Fiscal 2021 GAAP and adjusted operating margin were 13.5% and 14.0%, respectively.

The Company anticipates fiscal 2022 interest expense of between $14.5 million and $15.0 million, and other income of between $10.0 million and $12.0 million. Donaldson expects a fiscal 2022 effective income tax rate of between 24% and 26%.

Fiscal 2022 capital expenditures are projected to be between $90.0 million and $100.0 million. Free cash flow conversion is expected to be between 50% and 60%, down from previous guidance of between 70% and 80% due to increased levels of inventory to manage supply chain challenges as well as higher accounts receivable from higher sales. Donaldson is increasing its share repurchase expectation to be between 2.0% and 2.5% of shares outstanding from approximately 2.0% previously.

Donaldson Company Reports Fiscal Third Quarter 2022 Earnings - Page 5 of 5
Miscellaneous

The Company will webcast its third quarter 2022 earnings conference call today at 9:00 a.m. CDT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CDT today.

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could affect the Company’s performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed. These factors include, but are not limited to, challenges in global operations; impacts of global economic, industrial and political conditions on product demand, including the Russia and Ukraine conflict; impacts from unexpected events, including the COVID-19 pandemic; effects of unavailable raw materials or material cost inflation; inability to attract and retain qualified personnel; inability to meet customer demand; inability to maintain competitive advantages; threats from disruptive technologies; effects of highly competitive markets with pricing pressure; exposure to customer concentration in certain cyclical industries; impairment of intangible assets; inability to manage productivity improvements; inability to maintain an effective system of internal control over financial reporting; vulnerabilities associated with information technology systems and security; inability to protect and enforce intellectual property rights; costs associated with governmental laws and regulations; impacts of foreign currency fluctuations; effects of changes in capital and credit markets; changes in tax laws and tax rates, regulations and results of examinations; and results of execution of any acquisition, divestiture and other strategic transactions strategy. These and other factors are described in Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2021. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company

Founded in 1915, Donaldson is a global leader in technology-led filtration products and solutions, serving a broad range of industries and advanced markets. Our diverse, skilled employees at over 140 locations on six continents partner with customers—from small business owners to the world’s biggest OEM brands—to solve complex filtration challenges. Discover how Donaldson is Advancing Filtration for a Cleaner World at www.Donaldson.com.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	April 30,			April 30,
	2022	2021	Change	2022	2021	Change
Net sales	$853.2	$765.0	11.5%	$2,416.6	$2,080.8	16.1%
Cost of sales	584.2	507.0	15.2	1,640.8	1,374.8	19.3
Gross profit	269.0	258.0	4.3	775.8	706.0	9.9
Operating expenses	158.0	148.6	6.3	461.6	433.3	6.5
Operating income	111.0	109.4	1.5	314.2	272.7	15.2
Interest expense	3.8	3.2	19.4	10.8	9.9	9.1
Other income, net	(4.1)	(4.7)	(14.0)	(6.4)	(4.2)	50.1
Earnings before income taxes	111.3	110.9	0.3	309.8	267.0	16.0
Income taxes	28.3	26.5	6.9	78.0	64.4	21.0
Net earnings	$83.0	$84.4	(1.8)%	$231.8	$202.6	14.4%

Weighted average shares – basic	123.4	126.4	(2.4)%	123.9	126.6	(2.2)%
Weighted average shares – diluted	124.6	128.3	(2.9)%	125.6	128.2	(2.1)%

Net earnings per share – basic	$0.67	$0.67	0.6%	$1.87	$1.60	16.9%
Net earnings per share – diluted	$0.67	$0.66	1.1%	$1.85	$1.58	16.8%

Dividends paid per share	$0.22	$0.21	4.8%	$0.66	$0.63	4.8%
Note: Amounts may not foot due to rounding.

Donaldson Company, Inc.
Fiscal Third Quarter 2022 Earnings Press Release Schedules

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 30,	July 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$168.7	$222.8
Accounts receivable, net	585.5	552.7
Inventories, net	510.7	384.5
Prepaid expenses and other current assets	102.4	84.0
Total current assets	1,367.3	1,244.0
Property, plant and equipment, net	591.1	617.8
Goodwill	336.6	322.5
Intangible assets, net	73.8	61.6
Other long-term assets	150.4	154.3
Total assets	$2,519.2	$2,400.2

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$31.3	$48.5
Accounts payable	335.8	293.9
Accrued employee compensation and related taxes	106.7	126.8
Income taxes payable	25.4	17.7
Dividends payable	—	27.6
Other current liabilities	107.3	92.1
Total current liabilities	606.5	606.6
Long-term debt	607.2	461.0
Non-current income taxes payable	74.7	80.7
Deferred income taxes	30.9	26.6
Other long-term liabilities	76.3	88.2
Total liabilities	1,395.6	1,263.1

Total stockholders’ equity	1,123.6	1,137.1
Total liabilities and stockholders’ equity	$2,519.2	$2,400.2
Donaldson Company, Inc.
Fiscal Third Quarter 2022 Earnings Press Release Schedules

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	April 30,
	2022	2021
Operating Activities
Net earnings	$231.8	$202.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	71.0	70.4
Deferred income taxes	3.0	(5.4)
Stock-based compensation expense	17.0	11.6
Other, net	4.3	16.1
Changes in operating assets and liabilities	(183.2)	10.3
Net cash provided by operating activities	143.9	305.6

Investing Activities
Purchases of property, plant and equipment	(56.8)	(40.2)
Acquisitions, net of cash acquired	(49.0)	—
Net cash used in investing activities	(105.8)	(40.2)

Financing Activities
Proceeds from long-term debt	249.3	—
Repayments of long-term debt	(90.0)	(165.0)
Change in short-term borrowings	(16.4)	21.6
Purchase of non-controlling interests	—	(14.4)
Purchase of treasury stock	(153.7)	(78.7)
Dividends paid	(81.8)	(79.5)
Tax withholding for stock compensation transactions	(1.7)	(4.0)
Exercise of stock options	11.5	24.5
Net cash used in financing activities	(82.8)	(295.5)
Effect of exchange rate changes on cash	(9.4)	8.8
Decrease in cash and cash equivalents	(54.1)	(21.3)
Cash and cash equivalents, beginning of period	222.8	236.6
Cash and cash equivalents, end of period	$168.7	$215.3
Donaldson Company, Inc.
Fiscal Third Quarter 2022 Earnings Press Release Schedules

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2022	2021	2022	2021
Gross margin	31.5%	33.7%	32.1%	33.9%
Operating expenses	18.5%	19.4%	19.1%	20.8%
Operating margin	13.0%	14.3%	13.0%	13.1%
Other income, net	(0.5)%	(0.6)%	(0.3)%	(0.2)%
Depreciation and amortization	2.8%	3.1%	2.9%	3.4%
EBITDA	16.2%	18.0%	16.2%	16.7%
Effective tax rate	25.4%	23.9%	25.2%	24.1%
Earnings before income taxes - Engine Products	14.8%	15.9%	13.5%	14.4%
Earnings before income taxes - Industrial Products	15.4%	16.1%	15.6%	14.0%
Cash conversion ratio	49.3%	110.8%	37.6%	131.0%

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2022	2021	2022	2021
Adjusted Rates
Gross margin	31.5%	33.7%	32.1%	34.2%
Operating expenses	18.5%	19.4%	19.1%	20.4%
Operating margin	13.0%	14.3%	13.0%	13.8%
Other income, net	(0.5)%	(0.6)%	(0.3)%	(0.2)%
Depreciation and amortization	2.8%	3.1%	2.9%	3.4%
EBITDA	16.2%	18.0%	16.2%	17.4%
Effective tax rate	25.4%	23.9%	25.2%	24.4%
Earnings before income taxes - Engine Products	14.8%	15.9%	13.5%	14.6%
Earnings before income taxes - Industrial Products	15.4%	16.1%	15.6%	15.0%
Cash conversion ratio	49.3%	110.8%	37.6%	124.5%
Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net earnings. Adjusted rates exclude the impact of restructuring charges. Adjusted rates are non-GAAP measures; see the Reconciliation of Non-GAAP Financial Measures schedule for additional information.

Donaldson Company, Inc.
Fiscal Third Quarter 2022 Earnings Press Release Schedules

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended April 30,			Nine Months Ended April 30,
	2022	2021	Change	2022	2021	Change
Net sales
Engine Products segment
Off-Road	$108.2	$95.7	13.0%	$297.6	$238.4	24.8%
On-Road	36.1	39.7	(9.0)	100.7	105.0	(4.1)
Aftermarket	425.4	371.4	14.5	1,198.1	1,018.7	17.6
Aerospace and Defense	31.3	24.2	29.2	85.9	67.5	27.2
Total Engine Products segment	601.0	531.0	13.2	1,682.3	1,429.6	17.7

Industrial Products segment
Industrial Filtration Solutions	178.5	163.7	9.1	515.2	449.3	14.7
Gas Turbine Systems	30.5	25.5	19.4	76.7	71.9	6.6
Special Applications	43.2	44.8	(3.6)	142.4	130.0	9.5
Total Industrial Products segment	252.2	234.0	7.8	734.3	651.2	12.8
Total Company	$853.2	$765.0	11.5%	$2,416.6	$2,080.8	16.1%

Earnings before income taxes
Engine Products segment	$89.2	$84.4	5.7%	$226.5	$206.1	9.9%
Industrial Products segment	38.8	37.6	3.2	114.6	90.9	26.1
Corporate and unallocated	(16.7)	(11.1)	(50.5)	(31.3)	(30.0)	(4.3)
Total Company	$111.3	$110.9	0.3%	$309.8	$267.0	16.0%

Earnings before income taxes percentage
Engine Products segment	14.8%	15.9%	(1.1)%	13.5%	14.4%	(0.9)%
Industrial Products segment	15.4%	16.1%	(0.7)%	15.6%	14.0%	1.6%
Note: Earnings before income taxes percentage is calculated by dividing earnings before income taxes by net sales. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Third Quarter 2022 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended April 30, 2022
	TOTAL	U.S.(1)/CA(2)	EMEA(3)	APAC(4)	LATAM(5)
Engine Products segment
Off-Road	13.0%	16.2%	26.4%	(12.0)%	38.2%
On-Road	(9.0)	(6.6)	(16.5)	(14.6)	62.6
Aftermarket	14.5	25.2	0.9	(3.0)	33.4
Aerospace and Defense	29.2	25.6	39.6	39.3	N/A
Total Engine Products segment	13.2	20.5	7.9	(6.2)	34.0

Industrial Products segment
Industrial Filtration Solutions	9.1	15.6	6.3	(4.9)	42.6
Gas Turbine Systems	19.4	15.7	18.7	63.0	(19.2)
Special Applications	(3.6)	(23.3)	6.3	(2.5)	15.1
Total Industrial Products segment	7.8	12.5	7.7	(1.2)	32.0
Total Company	11.5%	18.4%	7.8%	(4.4)%	33.7%

	Nine months ended April 30, 2022
	TOTAL	US/CA	EMEA	APAC	LATAM
Engine Products segment
Off-Road	24.8%	25.3%	42.2%	—%	62.9%
On-Road	(4.1)	(8.8)	(10.2)	3.7	100.7
Aftermarket	17.6	23.5	12.6	2.7	30.0
Aerospace and Defense	27.2	23.5	37.8	42.8	N/A
Total Engine Products segment	17.7	20.4	19.2	2.3	31.9

Industrial Products segment
Industrial Filtration Solutions	14.7	23.6	9.8	4.7	32.7
Gas Turbine Systems	6.6	5.5	7.1	13.7	(3.8)
Special Applications	9.5	6.1	7.8	10.4	86.0
Total Industrial Products segment	12.8	19.5	9.2	7.9	27.8
Total Company	16.1%	20.2%	15.4%	4.5%	31.4%

Note: Amounts may not foot due to rounding.
(1) United States (U.S.)
(2) Canada (CA)
(3) Europe, Middle East and Africa (EMEA)
(4) Asia Pacific (APAC)
(5) Latin America (LATAM)
Donaldson Company, Inc.
Fiscal Third Quarter 2022 Earnings Press Release Schedules

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended April 30, 2022
	TOTAL	US/CA	EMEA	APAC	LATAM
Engine Products segment
Off-Road	17.6%	16.2%	36.5%	(7.8)%	28.2%
On-Road	(6.9)	(6.6)	(11.8)	(8.6)	51.4
Aftermarket	16.7	25.2	7.6	1.0	30.8
Aerospace and Defense	32.1	25.6	50.7	54.9	N/A
Total Engine Products segment	15.8	20.5	15.6	(2.0)	31.0

Industrial Products segment
Industrial Filtration Solutions	12.5	15.6	13.7	(2.2)	38.7
Gas Turbine Systems	20.9	15.7	20.8	70.1	(19.2)
Special Applications	1.3	(23.3)	13.7	2.6	15.1
Total Industrial Products segment	11.2	12.5	14.5	2.9	28.7
Total Company	14.4%	18.4%	15.2%	(0.2)%	30.7%

	Nine months ended April 30, 2022
	TOTAL	US/CA	EMEA	APAC	LATAM
Engine Products segment
Off-Road	28.0%	25.3%	49.4%	2.7%	59.4%
On-Road	(2.5)	(8.8)	(8.0)	8.6	96.4
Aftermarket	18.9	23.5	16.2	4.7	29.6
Aerospace and Defense	29.1	23.5	45.0	52.3	N/A
Total Engine Products segment	19.3	20.4	23.6	4.8	31.3

Industrial Products segment
Industrial Filtration Solutions	16.5	23.6	13.9	5.7	31.6
Gas Turbine Systems	7.3	5.5	8.2	16.3	(3.8)
Special Applications	13.3	6.1	11.5	14.9	86.0
Total Industrial Products segment	14.9	19.5	13.0	10.6	26.9
Total Company	17.9%	20.2%	19.5%	7.0%	30.8%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchanges rates and compared these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.
Donaldson Company, Inc.
Fiscal Third Quarter 2022 Earnings Press Release Schedules

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2022	2021	2022	2021
Net cash provided by operating activities	$64.2	$103.3	$143.9	$305.6
Net capital expenditures	(23.2)	(9.8)	(56.8)	(40.2)
Free cash flow	$41.0	$93.5	$87.1	$265.4

Net earnings	$83.0	$84.4	$231.8	$202.6
Income taxes	28.3	26.5	78.0	64.4
Interest expense	3.8	3.2	10.8	9.9
Depreciation and amortization	23.5	23.8	71.0	70.4
EBITDA	$138.6	$137.9	$391.6	$347.3

Adjusted net earnings	$83.0	$84.4	$231.8	$213.2
Adjusted income taxes	28.3	26.5	78.0	68.7
Interest expense	3.8	3.2	10.8	9.9
Depreciation and amortization	23.5	23.8	71.0	70.4
Adjusted EBITDA	$138.6	$137.9	$391.6	$362.2

Gross profit	$269.0	$258.0	$775.8	$706.0
Restructuring charges	—	—	—	5.8
Adjusted gross profit	$269.0	$258.0	$775.8	$711.8

Operating expense	$158.0	$148.6	$461.6	$433.3
Restructuring charges	—	—	—	9.0
Adjusted operating expense	$158.0	$148.6	$461.6	$424.3

Operating income	$111.0	$109.4	$314.2	$272.7
Restructuring charges	—	—	—	14.8
Adjusted operating income	$111.0	$109.4	$314.2	$287.5

Net earnings	$83.0	$84.4	$231.8	$202.6
Restructuring charges, net of tax	—	—	—	10.6
Adjusted net earnings	$83.0	$84.4	$231.8	$213.2

Diluted earnings per share	$0.67	$0.66	$1.85	$1.58
Restructuring charges per share	—	—	—	0.08
Adjusted diluted earnings per share	$0.67	$0.66	$1.85	$1.66
Donaldson Company, Inc.
Fiscal Third Quarter 2022 Earnings Press Release Schedules

Note: Although free cash flow, EBITDA, adjusted EBITDA, adjusted gross profit, adjusted operating expense, adjusted operating income, adjusted net earnings and adjusted diluted EPS are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. Management believes that the adjusted basis presentation reflects management’s performance in operating the Company and provides a meaningful representation of the performance of the Company’s core business and is useful to understanding its financial results. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.

Donaldson Company, Inc.
Fiscal Third Quarter 2022 Earnings Press Release Schedules